Exhibit 10.34

February 8, 2024

Trump Media & Technology Group Corp.

401 N. Cattlemen Rd., Ste. 200

Sarasota, Florida 34232

Attn: General Counsel

Re: Letter Agreement

Reference is made herein to that certain Agreement and Plan of Merger, dated as of October 20, 2021 (as amended from time to time, the “Merger Agreement”), by and among (i) Digital World Acquisition Corp., a Delaware corporation (the “Purchaser”), (ii) DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), (iii) ARC Global Investments II, LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder (the “Purchaser Representative”), (iv) the Company’s General Counsel, in the capacity as the Seller Representative thereunder (the “Seller Representative”), and (v) Trump Media & Technology Group Corp., a Delaware corporation (the “Company”). The Purchaser, Merger Sub, the Purchaser Representative, the Seller Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Purchaser and the Company hereby agree and acknowledge the following matters.

1.	Pursuant to Section 5.2 of the Merger Agreement, Purchaser hereby consents to the following:

a.

During the Interim Period, the Company may issue Company Convertible Notes with an aggregate principal amount up to $65,000,000, provided that any new issuance of a Company Convertible Note subsequent to the date hereof shall feature a floor conversion price of $8.00 or greater; and Purchaser hereby consents to such issuances and the issuance of any securities underlying such Company Convertible Notes, and such authorization shall supersede any prior authorization with respect to the issuance of such securities under the Merger Agreement and the Prior Amendments.

b.	An increase in the authorized shares of capital stock of the Company to 1,000,000,000.

2.	Pursuant to Section 5.3 of the Merger Agreement, the Company hereby consents to the following:

a.

During the Interim Period, Purchaser may issue convertible notes with an aggregate principal amount up to $65,000,000 (taking into account any amounts authorized and outstanding under the amendments to the Merger Agreement prior to the date hereof (the “Prior Amendments”)), which convertible notes shall feature a floor conversion price of $8.00 or greater for convertible notes issued up to an aggregate principal amount of $55,000,000, and with respect to any amounts incurred in excess thereof, the floor conversion price shall equal or exceed $10.00, and, in each case, the Company hereby consents to such issuances and the issuance of any Purchaser Securities underlying such convertible notes and such authorization shall supersede any prior authorization with respect to the issuance of such securities under the Merger Agreement and the Prior Amendments.

b.

During the Interim Period, Purchaser may issue up to 3,050,000 warrants to purchase Purchaser Class A Common Stock, which warrants shall feature a floor exercise price of $11.50 or greater, and the Company hereby consents to such issuances and the issuance of any Purchaser Securities underlying such warrants.

3.

The Company on behalf of itself and its Affiliates (including for the avoidance of doubt, the Company Principal) hereby waives any right or entitlement on the part of the Company or any of its Affiliates (including, for the avoidance of doubt, the Company Principal) to shares of Purchaser High Vote Common Stock, and in connection therewith agrees and acknowledges that the Purchaser may authorize and issue shares of Purchaser Class A Common Stock in lieu of any shares of Purchaser High Vote Common Stock contemplated to be issued under the Merger Agreement. In connection with the foregoing, each of the Company and the Purchaser, on behalf of itself and its respective Affiliates waives compliance by the other Party with any covenant or condition contained in the Merger Agreement to the extent pertaining to the issuance of the Purchaser High Vote Common Stock (including, for the avoidance of doubt, Section 5.25 of the Merger Agreement).

[Signature page follows]

IN WITNESS WHEREOF, each party hereto has caused this letter agreement to be signed and delivered as of the date first written above.

The Purchaser:

DIGITAL WORLD ACQUISITION CORP.

By:	/s/ Eric Swider
Name: Eric Swider
Title: CEO

The Company:

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Devin Nunes
Name: Devin Nunes
Title: CEO

[Signature Page to Letter Agreement]